As filed with the U.S. Securities and Exchange Commission on August 5, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUOIN PHARMACEUTICALS LTD.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

State of Israel	2834	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Azrieli Center, Round Tower, 30th Floor

132 Menachem Begin Blvd

Tel Aviv, 6701101

Tel: +972 58-448-8821

(Address, including zip code, and telephone number, including area code, of

Registrant’s principal executive offices)

Dr. Michael Myers

Chief Executive Officer

Quoin Pharmaceuticals Ltd.

42127 Pleasant Forest Ct

Ashburn, VA 20148

Tel: 703-980-4182

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Yelena M. Barychev	Phillip Waldoks	Faith L. Charles, Esq.
Peter I. Tsoflias	Clifford Davis	Naveen Pogula, Esq.
Peter M. Melampy	Amir Assali	Thompson Hine LLP
Blank Rome LLP	S. Horowitz & Co.	335 Madison Avenue, 12th Floor
One Logan Square 130 North 18th Street Philadelphia, PA 19103	31 Ahad Ha’am Street Tel Aviv, 6520204 Israel	New York, New York 10017 Tel: (212) 344-5680
Tel: (215) 569-5500	Tel: +972 3 567 0700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-266476

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(a) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form F-1 is being filed by Quoin Pharmaceuticals Ltd. (‘we” or the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form F-1. This Registration Statement relates to the Registrant’s Registration Statement on Form F-1 (File No. 333-266476) (the “Prior Registration Statement”), initially filed by the Registrant on August 3, 2022 and declared effective by the Securities and Exchange Commission (the “Commission”) on August 5, 2022.

This Registration Statement covers the registration of additional ordinary shares of the Registrant, no par value per share (“Ordinary Shares”), represented by American Depositary Shares (“ADSs”), with each ADS representing five thousand (5,000) Ordinary Shares, with a proposed maximum aggregate offering price of $2.8 million. We are also offering additional pre-funded warrants (“Pre-Funded Warrants”) to purchase Ordinary Shares represented by ADSs. For each Pre-Funded Warrant we sell, the number of ADSs we are offering will be decreased on a one-for-one basis. Registrant’s Ordinary Shares represented by ADSs and Pre-Funded Warrants are being offered together with warrants (“Common Warrants”) to purchase Ordinary Shares represented by ADSs. Each ADS and Pre-Funded Warrant will be sold together with one Common Warrant. Because we will issue a Common Warrant for each ADS and for each Pre-Funded Warrant sold in this offering, the number of Common Warrants sold in this offering will not change as a result of a change in the mix of ADSs and Pre-Funded Warrants sold. The required opinions of counsel and related consents, the accountants’ consent, and registration fee-related information are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth in Exhibit 107 hereto by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of August 5, 2022), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than August 5, 2022.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit Number	Description of Document
5.1 *	Legal Opinion of S. Horowitz & Co., Israeli legal counsel to Quoin Pharmaceuticals Ltd.
5.2 *	Legal Opinion of Blank Rome LLP, US legal counsel to Quoin Pharmaceuticals Ltd.
23.1 *	Consent of Friedman LLP, Certified Public Accountants
23.2 *	Consent of S. Horowitz & Co. (included in Exhibit 5.1)
23.3 *	Consent of Blank Rome LLP (included in Exhibit 5.2)
107*	Filing Fee Table

*	Filed herewith.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ashburn, Virginia on August 5, 2022.

Quoin Pharmaceuticals Ltd.

By:	/s/ Dr. Michael Myers
	Name:	Dr. Michael Myers
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form F-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Michael Myers	Chairman and Chief Executive Officer (Principal Executive Officer)	August 5, 2022
Dr. Michael Myers

/s/ Gordon Dunn	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Gordon Dunn		August 5, 2022

/s/ Denise Carter
Denise Carter	Director and Chief Operating Officer	August 5, 2022

*
Joseph Cooper	Director	August 5, 2022

*
Dennis Langer	Director	August 5, 2022

*
Natalie Leong	Director	August 5, 2022

*
Mike Sember	Director	August 5, 2022

*
James Culverwell	Director	August 5, 2022

*By: /s/ Dr. Michael Myers
Dr. Michael Myers
Attorney-in- Fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Quoin Pharmaceuticals Ltd., has signed this registration statement on Form F-1 in Ashburn, Virginia on August 5, 2022.

Authorized U.S. Representative
Dr. Michael Myers

By:	/s/ Dr. Michael Myers
Name:	Dr. Michael Myers
Title:	Chief Executive Officer